As filed with the Securities and Exchange Commission on March 8, 2012

Registration No. 333-178783

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERFECT STING RACING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7948	99-0371573
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

901 S. Federal Highway

Hallandale Beach, Florida 33009

(954) 457-6997

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack Brothers

Chief Executive Officer

c/o 901 S. Federal Highway

Hallandale Beach, Florida 33009

(954) 457-6997

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth G. Alberstadt, Esq.

Alan H. Aronson, Esq.

Akerman Senterfitt

335 Madison Avenue, 26th Floor

New York, New York 10017

(212) 880-3800; (212) 880-8965 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common stock, $0.001 par value, to be registered by the Registrant	405,000	$10.00	$4,050,000	$464.13 (2)

(1)	There is no current market for the securities and the price at which the shares being offered directly to the public by us are estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-178783) (the “Registration Statement”) is to file certain exhibits to the Registration Statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II, the signature page to the Registration Statement and the filed exhibits.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as part of this Registration Statement.

Exhibit Number	Description
3.1+	Restated Certificate of Incorporation of the Registrant

3.2+	Amended and Restated By-Laws of the Registrant

4.1	Form of Subscription Agreement

4.2	Form of Online Subscription Agreement

5.1	Form of opinion of Akerman Senterfitt LLP, Counsel of the Registrant

10.1+	Purchase and Sale Agreement dated as of December 16, 2011 between the registrant and The Alpen House Racing ULC

10.2+	Promissory Note of the registrant dated December 16, 2011

10.3+	Training and Maintenance Agreement dated as of December 16, 2011 between the registrant and Golden Pegasus Racing Incorporated

10.4+	Facilities Agreement dated as of December 16, 2011 between the registrant and Golden Pegasus Racing Incorporated

10.5*	Employment Agreement between the registrant and Jack Brothers

10.6*	Employment Agreement between the registrant and Lyle Strachan

10.7+	Form of Indemnification Agreement

10.8+	Sublicense Agreement dated as of November 18, 2011 between the registrant and TSG HIP Inc.

10.9+	Conflicts of Interest Policy

10.10+	Acknowledgments of Conflicts of Interest Policy by certain affiliates

23.1*	Consent of Akerman Senterfitt LLP (included in Exhibit 5.1)

23.2+	Consent of Marcum LLP

24.1+	Powers of Attorney (included on signature page to the Registration Statement)

*	To be filed by amendment.
+	Filed previously.

(b)	Financial Statement Schedules.

None.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aurora, Ontario, Canada on March 8, 2012.

PERFECT STING RACING CORPORATION

By:	/s/ LYLE STRACHAN
Name:	Lyle Strachan
Title:	Chief Financial Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Lyle Strachan and Alon Ossip, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933, as amended, including to sign the Registration Statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jack Brothers	Jack Brothers, Chief Executive Officer and Director (Principal Executive Officer)	March 8, 2012

/s/ LYLE STRACHAN Lyle Strachan	Lyle Strachan, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 8, 2012

* Frank Stronach	Chairman of the Board	March 8, 2012

* Alon Ossip	Secretary, Director	March 8, 2012

* Howard Walton	Director	March 8, 2012

* Lorne Weiss	Director	March 8, 2012

* Ron Charles	Director	March 8, 2012

*by /s/ Lyle Strachan

Attorney-in-Fact

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